UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 15, 2011

TechniScan, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-143236	27-1093363
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3216 South Highland Drive, Suite 200, Salt Lake City, Utah	84106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 521-0444

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

TechniScan Inc., a Delaware corporation (the “Company”) has entered into amendments (the “Note Amendments”), effective as of April 15, 2011, to extend the maturity date of all but one of its senior secured convertible promissory notes (the “Notes”) from April 15, 2011 to April 22, 2011. Louis Schiliro did not agree to the Note Amendment, and as of April 15, 2011, the Company is in default under the terms of his Note with an unpaid principal balance of $230,000 and accrued and unpaid interest on the date of default of $24,769.  Under the terms of the Note, interest on the unpaid principal balance accrues at the rate of 24% per annum from and including the maturity date or the date of the default, but excusing the date of payment.  In addition, Mr. Schiliro has the right to convert the unpaid principal and accrued and unpaid interest into shares of our common stock (“Shares”) at the lower of the then applicable conversion price ($2.68 on the date of default) and a price per Share that is 20% lower than the arithmetic mean of the three lowest prices at which any Shares are traded during ten consecutive trading days ending on the conversion date.  Mr. Schiliro also has the right to declare the entire outstanding principal balance of the Note and accrued and unpaid interest immediately due and payable, however, under the terms of the Note and Warrant Purchase Agreement and related security agreements (collectively, the Loan Documents”), only Biotex Pharma Investments, LLC, as the collateral agent under the Loan Documents, has the right to exercise remedies with respect to any of our assets, all of which have been pledged as collateral for repayment of the Notes.

The Notes, as amended, were issued pursuant to a Note and Warrant Purchase Agreement and other investment documents in connection with our private debt offering described in our Current Reports on Form 8-K filed with the SEC on April 5, 2010, May 14, 2010, May 25, 2010, October 1, 2010, October 12, 2010, October 19, 2010, November 3, 2010, November 18, 2010 and February 7, 2011. All other terms under the Notes remain in full force and effect.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.04.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 Form of Amendment to Senior Secured Convertible Promissory Note of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechniScan, Inc.

April 21, 2011	By:	Steven K. Passey

Name: Steven K. Passey
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Form of Amendment to Senior Secured Convertible Promissory Note of the Company.